UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2006
Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50743	77-0602661

(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, Cambridge, MA	02142

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 551-8200
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On March 16, 2006, Alnylam Pharmaceuticals, Inc. (“Alnylam”) entered into an agreement (the “Amendment”), effective as of March 16, 2006, with ARE-MA Region No. 28, LLC (the “Landlord”) amending provisions of the Lease (the “Lease”), dated as of September 26, 2003, by and between Alnylam U.S., Inc., a wholly-owned subsidiary of Alnylam (the “Subsidiary”), and the Landlord’s predecessor in interest, Three Hundred Third Street LLC, which Lease relates to the lease of premises located at 300 Third Street, Cambridge, Massachusetts (the “Premises”), and was assigned by the Subsidiary to Alnylam. The Amendment relates to the lease of additional space at the Premises, as described in the Amendment.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.
Date: March 17, 2006	By:	/s/ John M. Maraganore, Ph.D.
John M. Maraganore, Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Lease, effective as of March 16, 2006, by and between Alnylam Pharmaceuticals, Inc. and ARE-MA Region No. 28, LLC and Assignment of Lease, effective as of February 28, 2006, by and between Alnylam Pharmaceuticals, Inc. and Alnylam U.S., Inc.